Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Plan Administrator

Worthington Steel, Inc. 401(k) Retirement Savings Plan

We consent to the incorporation by reference in the Registration Statement (No. 333-275817) filed on Form S-8 of Worthington Steel, Inc. and the Worthington Steel, Inc. 401(k) Retirement Savings Plan (sometimes also known as the Worthington Steel, Inc. Retirement Plan) of our report dated June 9, 2026, with respect to the financial statements and supplemental schedule of the Worthington Steel, Inc. 401(k) Retirement Savings Plan (sometimes also known as the Worthington Steel, Inc. Retirement Plan) as of and for the fiscal years ended December 31, 2025 and 2024, which report appears in the Annual Report on Form 11-K of the Worthington Steel, Inc. 401(k) Retirement Savings Plan for the fiscal year ended December 31, 2025.

/s/ Meaden & Moore, Ltd.

Certified Public Accountants

Akron, Ohio

June 9, 2026

Meaden & Moore, Ltd.

(A Meaden & Moore Affiliate Company)

1375 East Ninth Street, Suite 1800 | Cleveland, OH 44114-1790 | P (216) 241-3272 | F (216) 771-4511 | meadenmoore.com